UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report

August 5, 2010 (August 4, 2010)

(Date of earliest event reported)

GEOKINETICS INC.

(Exact name of registrant as specified in its charter)

Delaware	001-33460	94-1690082
(State or other jurisdiction of	(Commission File Number)	(I.R.S. Employer
incorporation or organization)		Identification Number)

1500 CityWest Blvd., Suite 800

Houston, Texas, 77042

(Address of principal executive offices)

(713) 850-7600

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 4.02 Non-Reliance on Previously Issued Financial Statements or Related Audit Report or Completed Interim Review.

On August 4, 2010, the Audit Committee of the Board of Directors of Geokinetics Inc. (the “Company”), after consultation with and upon recommendation from management of the Company, concluded that its financial statements: (a) for the three, six, and nine months ended March 31, June 30 and September 30, 2009, respectively, and for the six and nine months ended June 30 and September 30, 2009, respectively, which are included in its Forms 10-Q for the quarters ended March 31, June 30, and September 30, 2009, (b) for the year ended December 31, 2009, which are included in its Form 10-K for the year ended December 31, 2009, and (c) for the three months ended March 31, 2010, which are included in its Form 10-Q for the quarter ended March 31, 2010, did not properly account for the embedded derivative feature of its Series B-1 and B-2 Convertible Preferred Stock (the “Series B Preferred Stock”) and the warrants issued in connection with the Series B-2 Convertible Preferred Stock (“Warrants”) in accordance with United States generally accepted accounting principles as amended effective January 1, 2009, and, as a result, cannot be relied upon.

During the course of internal evaluation, our accounting staff evaluated the Company’s accounting treatment with respect to its convertible securities that provide anti-dilution provisions which reduce the strike price thereof in the event the Company issues additional shares of common stock or securities convertible into common stock at a price less than the then existing strike price of such convertible securities (also referred to as down-round provisions).  The question was raised in light of EITF 07-05, “Determining Whether an Instrument (or Embedded Feature) Is Indexed to an Entity’s Own Stock” (FASB ASC 815-40-15-5) (“ASC 815”) effective as of January 1, 2009, which outlines new guidance for instruments indexed to an entity’s own stock and the resulting liability or equity classification based on that conclusion.

ASC 815 should have been adopted as of January 1, 2009 by classifying the Warrants and the conversion feature embedded in the Series B Preferred Stock (collectively, the “Derivatives”) as liabilities measured at fair value with changes in fair value recognized in earnings in each subsequent reporting period and recording a cumulative-effect adjustment to the opening balance of retained earnings. After discussions with the Audit Committee of its Board of Directors and the Company’s independent registered public accounting firm, management has determined to:

•                  file an amended Annual Report on Form 10-K/A for the fiscal year ended December 31, 2009 as soon as practicable, which will contain restated financial information for the quarters ended March 31, 2009, June 30, 2009 and September 30, 2009, respectively, and the fiscal year ended December 31, 2009 reflecting the corrections made in response to these accounting errors; and

•                  file an amended Quarterly Report on Form 10-Q/A for the fiscal quarter ended March 31, 2010 as soon as practicable, which will contain restated financial information for the fiscal quarter ended March 31, 2010 reflecting the corrections made in response to these accounting errors.

The impact of these adjustments will result in non-cash charges and benefits to be reflected below income from operations in the Company’s statements of operations and will have no impact on the Company’s cash, EBITDA (as defined in the Company’s annual and quarterly filings) or other results from operations.

Background on the Securities Evaluated

On December 15, 2006, the Company issued 350,000 shares of Series B Convertible Preferred Stock (later re-named Series B-1 Preferred Stock), $10.00 par value per share (“Series B-1 Stock”). The Series B-1 Stock has a liquidation preference of $250.00 per share plus accrued and unpaid dividends. It originally paid dividends at 8.0% payable in kind through October 31, 2011. It was entitled to participate (a) in dividends paid to common stockholders on an as-converted basis and (b) upon liquidation on an as-converted basis in addition to its liquidation preference. The holders of a majority of the Series B-1 Stock had the option, beginning March 31, 2014, to require the Company to acquire all of the outstanding shares of Series B-1 Stock. The Series B-1 Stock was originally convertible into common stock at $25.00 per share. The conversion price was subject to a down-round provision whereby subsequent equity issuances at a price below the existing conversion price will result in a downward adjustment to the conversion price.

On July 28, 2008, the Company issued 350,000 shares of Series B-2 Convertible Preferred Stock, $10.00 par value per share (“Series B-2 Stock”). The Series B-2 Stock had a liquidation preference of $250.00 per share plus accrued and unpaid dividends. It paid dividends at 8.0% payable in kind through October 31, 2011. It was entitled to participate (a) in dividends paid to common stockholders on an as-converted basis and (b) upon liquidation on an as-converted basis in addition to its liquidation preference. The holders of a majority of the Series B-2 Stock had the option, beginning December 15, 2015, to require the Company to acquire all of the outstanding shares of Series B-2 Stock. The Series B-2 Stock was convertible into common stock at $25.00 per share. The conversion price was subject to a down-round provision whereby subsequent equity issuances at a price below the existing conversion price will result in a downward adjustment to the conversion price.

In connection with the issuance of the Series B-2 Stock, the Company issued Warrants to purchase up to 240,000 shares of common stock with an exercise price of $20.00 per share. The exercise price of the Warrants is subject to a down-round provision whereby subsequent equity issuances at a price below the existing exercise price will result in a downward adjustment to the exercise price.

On December 18, 2009, the Series B-2 Stock was exchanged for Series C Mandatorily Redeemable Preferred Stock. At that same time, the Series B-1 Stock was amended to: increase the dividend rate from 8.0% to 9.75%; reduce the conversion price from $25 to $17.436; extend the date through which the Company will be able to pay dividends in kind until December 15, 2015; and delay the date the Company will be required to redeem the Series B-1 Stock until December 15, 2015.  In addition the Warrants’ exercise price was reset to $9.25 as a result of the equity offering that closed on December 18, 2009.

Analysis

The Warrants

The Warrants meet the definition of a derivative. After January 1, 2009, the Warrants do not meet any scope exceptions, including the scope exception in ASC 815-10-15-74 for instruments indexed to the issuer’s own shares and classified in equity. Under ASC 815, the Warrants are not considered indexed to the Company’s common stock because the strike price contingently adjusts based on the price per share of subsequent equity issuances. This adjustment to the strike price violates the requirement that the contract settle by exchanging a fixed number of the Company’s shares for a fixed value, or be adjusted only for typical inputs to a valuation model for a contract that settles on a fixed-for-fixed basis.

Therefore, the Company should report the Warrants as a derivative liability at fair value with periodic changes in fair value reflected in current earnings. From March 31, 2009 through March 31, 2010, the Company reported the Warrants as equity.

The Preferred Stock

The conversion feature embedded within the Series B Preferred Stock meets the definition of a derivative. After January 1, 2009, the embedded conversion feature does not meet any scope exceptions, including the scope exception in ASC 815-10-15-74 for instruments indexed to the issuer’s own shares and classified in equity. Under ASC 815, the embedded conversion feature is not considered indexed to the Company’s common stock because the strike price contingently adjusts based on the price per share of subsequent equity issuances. Further, the embedded equity derivative feature is not clearly and closely related to the “debt-like” host.

Therefore, the Company should bifurcate the embedded conversion feature from the host preferred share and report the conversion feature at fair value with periodic changes in fair value reflected in current earnings. The Company did not previously separately report the value of the embedded conversion feature.

Item 7.01 Regulation FD Disclosure.

On August 5, 2010, the Company issued a press release announcing its upcoming restatement of financial statements.  A copy of the press release is attached hereto as exhibit 99.1, the contents of which are furnished in its entirety.

The information in Item 7.01 of this Current Report on Form 8-K, including the exhibit, is deemed to be “furnished” and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1933, as amended, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, except as shall be expressly set forth by specific reference in such a filing.

Item 9.01 Financial Statements and Exhibits.

(d)                                 Exhibits

99.1         Press Release dated August 5, 2010, announcing upcoming restatement of financial statements.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GEOKINETICS INC.

August 5, 2010	By:	/s/ Scott A. McCurdy
Scott A. McCurdy
Senior Vice President and Chief Financial Officer